UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	February 18, 2020

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0024	TLF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2020, Tandy Leather Factory, Inc. (the “Company”) received a notice from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company’s common stock would be subject to suspension and delisting from Nasdaq due to the Company’s continued non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Requirement”), which requires Nasdaq issuers to timely file periodic reports with the Securities and Exchange Commission (the “SEC”).  The Company has not yet filed its Forms 10-Q for the periods ended June 30, 2019 and September 30, 2019 (collectively, the “Delinquent Reports”) with the SEC.

The Company intends to timely request a hearing before the Panel to appeal the Staff’s determination, which request will stay any suspension or delisting action for 15 days after the date of the request. In accordance with the procedures set forth in the Nasdaq Listing Rules, in connection with its request for the hearing the Company also intends to request a further stay of any suspension or delisting action by Nasdaq pending the hearing.

At the hearing, the Company will request the continued listing of its securities on Nasdaq pending the Company’s compliance with the Filing Requirement. The Panel has the discretion to grant the Company an extension to comply with the Filing Requirement of up to 360 days from the due date of the first Delinquent Report, which in the Company’s case would be through August 10, 2020.  Although the Company is taking definitive steps to comply with the Filing Requirement, there can be no assurance that the Panel will grant the Company’s request for continued listing pending the hearing or grant any extension of time to comply with the Filing Requirement.  Furthermore, there can be no assurance  that the Company will be able to regain compliance with the Filing Requirement within any extension of time that may be granted to the Company by the Panel.

As previously disclosed, the Company was unable to timely file the Delinquent Reports due to the ongoing accounting evaluation and pending restatement of certain of the Company’s previously filed financial statements (the “Restatement Process”) and was notified by the Staff that the Company’s securities would be subject to delisting unless the Company submitted a compliance plan for the Staff’s review and the Staff determined to grant the Company an extension to regain compliance.  Following the submission of the Company’s compliance plan, the Staff granted the Company an extension through February 17, 2020.  Although the Company has made substantial progress in the Restatement Process, it requires additional time to complete that process and to thereafter prepare and file the Delinquent Reports with the SEC. The Company is working to complete these items and regain compliance with the Filing Requirement as promptly as practicable.

The Company issued a press release on February 21, 2020, disclosing receipt of the February 18, 2020 letter from the Staff.  A copy of the press release is furnished herewith as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Exhibit
99.1	Press Release dated February 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: February 21, 2020	By: /s/ Janet Carr
Janet Carr, Chief Executive Officer